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                                                                 EXHIBIT (10)(b)

       [EACH EXECUTIVE OFFICER OF CMS ENERGY AND CONSUMERS ENTERS INTO AN
            EMPLOYMENT AGREEMENT IN SUBSTANTIALLY THE FORM ATTACHED]



                              EMPLOYMENT AGREEMENT


         AGREEMENT between __________________________, a Michigan corporation (the "Company"), and _________________________ (the "Executive") dated this _______ day of December, 1999.

         Whereas the Company considers the maintenance of a vital management essential to protecting and enhancing the best interests of the Company and its shareholders; whereas the Company has determined to encourage the continuing attention and dedication of the key members of its management without the distraction arising from the possibility of a change in control;

         Therefore, the parties hereto agree as follows:

         1. Change of Control. As used in this Agreement, a "Change of Control" shall occur upon the occurrence of one or more of the following events and "Change of Control Date" shall be the date of such occurrence:

              (a) A Change of Control of CMS Energy Corporation ("CMS") would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Exchange Act, whether or not CMS is then subject to such reporting requirement.

              (b) Any "person" or "group" within the meaning of Sections 13(d)
                  and 14(d)(2) of the Exchange Act becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act of more than 30% of the then outstanding voting securities of CMS.

              (c) During any period of twenty-four consecutive months the
                  Present Directors and/or New Directors cease to constitute a majority of the Board of Directors of CMS. For purposes of this subsection (c), "Present Directors" shall mean individuals who at the beginning of such consecutive twenty-four month period were members of the Board and "New Directors" shall mean any director of CMS whose election by the Board or whose nomination for election by CMS' shareholders was approved by a vote of at least two-thirds of CMS' Directors then still in office who were Present Directors or New Directors.

              (d) There is a sale by CMS within a three-year period of assets of
                  CMS with either a book value or market value of 50% or more of the assets of CMS on a book-value or market-value basis.

              (e) A bidder as defined in Rule 14D-1(b) under the Exchange Act files a Tender Offer Statement with the Securities and Exchange Commission and CMS.

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         2. Employment. The Company hereby agrees to continue to employ and engage the services of the Executive as _________________________________ of the Company for the period beginning on the Change of Control Date and ending on the earlier of the third anniversary of such date or the "Normal Retirement Date" of the Executive under the Company's Pension Plan (hereinafter "Employment Period"). The Executive agrees to serve the Company in such position, unless an event such as described in Section 5 shall occur.

         3. Duties. The Executive agrees during the Employment Period to devote his full business time to the business and affairs of the Company (except for (i) services on corporate, civic or charitable boards or committees, (ii) such reasonable time as shall be required for the investment of the Executive's assets, which do not significantly interfere with the performance of his responsibilities hereunder and (iii) periods of vacation and sick leave to which he is entitled) under the policies of the Company in effect on the Change of Control Date and to use his best efforts to promote the interests of the Company and to perform faithfully and efficiently the responsibilities assigned to the Executive on the Change of Control Date.

         4. Compensation and Other Terms of Employment.

              (a) Base Salary. The Executive shall receive an annual salary ("Base Salary") of not less than his annual salary immediately prior to the Change of Control Date from the Company (payable in equal semi-monthly installments).

                  The Base Salary shall be reviewed and may be increased at any time and from time to time in accordance with the Company's regular practices, and shall be reviewed at least annually by the Organization and Compensation Committee of the Board of Directors of CMS Energy Corporation.

              (b) Incentive Compensation. As further compensation, the Executive will be eligible for awards ("Incentive Compensation") under the Company's Executive Incentive Compensation Plan or any comparable plan in which the Executive participated immediately prior to the Change of Control Date.

              (c) Retirement and Other Benefit Plans. In addition to Base Salary and Incentive Compensation, the Executive shall be entitled to receive during the employment period, at the election of the Executive, either: (i) such retirement, supplemental retirement, health insurance, thrift plan, stock options, and other benefits as are afforded to executives of the same rank from time to time; or (ii) benefits of the type set forth in clause 4(c)(i) above available to the Executive under the Company's plans and programs on the Change of Control Date.

              (d) Vacation and Employee Benefits.

                  (i) The Executive shall be entitled to paid vacation and other employee benefits and perquisites, at the election of the Executive, either: (a) in accordance with the policies of the Company in effect from time to time for executive officers; or (b) the vacation, employee benefits and perquisites to which he was entitled immediately prior to the Change of Control Date.

         5. Termination by Death, Disability or After Change of Control.

              (a) Death. This Agreement shall terminate automatically upon the Executive's death. In the event of such termination, the Company shall pay to the Executive's estate all benefits and compensation accrued hereunder to the date of death, including a pro rata portion of incentive compensation.

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              (b) Disability. In the event the Executive becomes unable by reason of physical or mental disability to render the services required hereunder and such disability continues for a continuous period of 9 months, the employment of the Executive hereunder shall terminate unless the employment is extended by agreement of the Company and the Executive. Commencing at the date of termination of employment for disability, the Executive shall receive annually a sum equal to 50% of his Base Salary at the time of termination of employment, in monthly installments until his "Normal Retirement Date," or his death if earlier. Disability payments hereunder shall be reduced by the amount of other Company-sponsored disability or early retirement benefits paid to the Executive through insurance or otherwise.

              (c) Termination for Cause. The Executive's employment with the Company may be terminated for Cause. For purposes of this Agreement, "Cause" shall mean: (i) fraud, theft or misappropriation of property of the Company or CMS, (ii) gross negligence in the discharge of Executive's duties or (iii) violations by the Executive of the Company's or CMS Energy's policies regarding sexual harassment, racial or national origin harassment, accounting controls, foreign corrupt practices or confidentiality, and, in each case, the severity of the act or violation shall have been sufficient to warrant termination of employment as a disciplinary action, consistent with CMS Energy's previous disciplinary actions. If the Executive's employment is terminated for Cause, the Company shall pay the Executive his full accrued Base Salary through the date of such termination at the rate in effect at the time of such termination, and the Company shall have no further obligations to the Executive under this Agreement.

              (d) Other Termination or Resignation of Executive.

                  (i) The Company may terminate the Executive's employment without Cause.

                  (ii) In the event that the Executive determines in his sole judgment that his position, authority, responsibilities or compensation have been diminished or rendered less desirable following a Change of Control, the Executive may terminate his employment with the Company upon written notice given not later than 12 months after the Change of Control Date.

                  (iii) In the event of a termination of employment under this subsection (d), the Executive shall receive a severance payment equal to three times his Base Salary at the time of termination of employment plus either three times the incentive compensation paid with respect to the last full calendar year prior to the termination of employment or, if no incentive compensation was awarded to the Executive with respect to the last full calendar year prior to the termination of employment, three times the standard incentive award, as defined in the Company's Executive Incentive Compensation Plan for the salary grade of the Executive for such year. The severance payment under this subsection 5(d)(iii) shall be paid in a lump sum payment, in cash, or as otherwise directed by the Executive not later than 15 days from termination of employment. In the event a severance payment is paid to the Executive and such payment, or a portion thereof, and distributions or payments made under any other executive compensation plan, including, but not limited to, the CMS Energy Performance Incentive Stock Plan, are subject to any excise taxes because such payments constitute a "parachute payment" as described in Section 280G of the Internal Revenue Code of 1986, as amended, the Company shall pay to the Executive an additional amount such that the net amount retained by the Executive after deduction of any excise taxes upon such payments and any Federal, state and local income tax and excise taxes (including FICA) upon the additional payment shall be equal to such parachute payment. Executive shall further be entitled to a continuation of all employee benefits to which an executive of Executive's salary grade at the Change of Control Date is entitled from time to time, including without

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limitation all health, dental, life and disability insurance and allowances, but excluding only the entitlement to receive further awards of stock options, stock appreciation rights or restricted stock for periods after the termination of Executive's employment.

                  (iv) In addition to the rights of Executive set forth in the preceding paragraph 5(d)(iii), and whether or not Executive's employment has been terminated, upon a Change of Control shares of restricted stock awarded to Executive under the Performance Incentive Stock Plan of CMS Energy not yet vested at the date of the Change of Control shall thereupon vest and be distributed as provided in that plan.

         6. Termination Prior to a Change of Control. If the employment of the Executive is terminated by the Company, other than for Cause, and there is no Change of Control, then the Executive shall receive, in 24 equal installments as if the Executive were an active employee, a severance payment equal to his Base Salary at the time of termination plus either an amount equal to the incentive compensation paid with respect to the last full calendar year prior to termination of employment or, if no incentive compensation was awarded to the Executive with respect to such year, an amount equal to the standard incentive compensation award, as defined in CMS Energy's Executive Incentive Compensation Plan, for the salary grade of the Executive, for such year. Any payment under this provision shall be contingent upon the Executive's execution of a waiver and release of all liability by the Company and its agents at the time of termination. In consideration of and as a condition to the benefit to Executive contained in this Section 6, Executive agrees for a period of one (1) year following termination hereunder, (i) that Executive shall not disclose to any person nor use for any purpose any Confidential Information which came into his possession of knowledge while employed by the Company. "Confidential Information" shall mean all information received by him in his capacity as an employee of the Company which is not at the time of disclosure in the public domain and (ii) that Executive will not personally participate in or assist any direct competition with the Company or any subsidiary of the Company. As used in clause (ii) of the foregoing sentence, the term "direct competition" shall not be construed to prohibit employment in the energy, electric, gas, or oil industries, but is intended to prohibit any effort to deprive CMS Energy of a specific business opportunity known by Executive to be sought by CMS Energy and to prohibit efforts by Executive to solicit customers doing business of any particular type with CMS Energy at the time of the termination.

         7. No Obligation to Mitigate Damages. The Executive shall not be obligated to seek other employment in mitigation of amounts payable or arrangements made under the provisions of this Agreement and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement.

         8. Indemnification. The Company shall cause the Executive to be insured under its Directors and Officers Liability Insurance policy, if any, during his Employment Period and for a period of not less than five years after the termination of the Executive's employment for any reason whatsoever. In addition to insurance and any other indemnification available to the Executive as an Officer, the Company shall indemnify, to the extent permitted by applicable law, the Executive for settlements, judgments and reasonable expenses in connection with activities arising from services rendered by the Executive as a Director or Officer of the Company or any affiliated company and shall, to the extent permitted by law, advance to the Executive all reasonable costs and expenses in defense of any claim or cause of action arising out of or pertaining to the Executive's employment with CMS or the Company.

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         9. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, Attn:
Secretary, at its principal executive offices.

         10. Non-Alienation. The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien or security interest upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or the laws of descent and distribution.

         11. Tax Withholding. The Company may withhold from any cash amounts payable to the Executive under this Agreement to satisfy all applicable Federal, State, local or other income and employment withholding taxes. In the event the Company fails to withhold such sums for any reason, or withholding is required for any non-cash payments provided in connection with the Executive's termination of employment, the Company may require the Executive to promptly remit to the Company sufficient cash to satisfy all applicable income and employment withholding taxes.

         12.  Claims Procedure.

              (a) The administrator for purposes of this Agreement shall be the Company whose address is c/o the Secretary, CMS Energy Corporation and whose telephone number is 517-788-1030. The "Named Fiduciary" as defined in Section 402(a)(2) of ERISA, also shall be the Company. The Company shall have the right to designate one or more Company employees as the Administrator and the Named Fiduciary at any time, and to change the address and telephone number of the same. The Company shall give the Executive written notice of any change in the Administrator and Named Fiduciary, or in the address or telephone number of the same.

              (b) The Administrator shall make all determinations as to the right of any person to receive benefits under the Agreement. Any denial by the Administrator of a claim for benefits by the Executive ("the Claimant") shall be stated in writing by the Administrator and delivered or mailed to the Executive within ten (10) days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished to the Executive prior to the termination of the initial 10-day period. In no event shall such extension exceed a period of ten (10) days from the end of the initial period. Any notice of denial shall set forth the specific reasons for the denial, specific reference to pertinent provisions of this Agreement upon which the denial is based, a description of any additional material or information necessary for the Executive to perfect the claim, with an explanation of why such material or information is necessary, and any explanation of claim review procedures, written to the best of the Administrator's ability in a manner that may be understood without legal or actuarial counsel.

              (c) A claimant whose claim for benefits has been wholly or partially denied by the Administrator may request, within ten (10) days following the date of such denial, in writing addressed to the Administrator, a review of such denial. The claimant shall be entitled to submit such issues or comments in writing or otherwise, as the claimant shall consider relevant to a determination of the claim, and the claimant may include a request for a hearing in person before the Administrator. Prior to submitting the request, the claimant shall be entitled to review such documents as the Administrator shall agree are pertinent to the claim. The claimant may, at all stages of review, be represented by counsel, legal or otherwise, of the claimant's choice. All requests for review shall be promptly resolved. The Administrator's decision with respect to any such review shall be set forth in writing and shall be mailed
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to the claimant not later than ten (10) days following receipt by the
Administrator of the claimant's request unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Administrator's decision shall be so mailed not later than twenty
(20) days after receipt of such request.

              (d) A claimant who has followed the procedure in paragraphs (b) and (c) of this section, but who has not obtained full relief on the claim for benefits, may, within sixty (60) days following the claimant's receipt of the Administrator's written decision on review, apply in writing to the Administrator for binding arbitration of the claim before an arbitrator mutually acceptable to both parties, the arbitration to be held in Jackson, Michigan, in accordance with the arbitration rules of the American Arbitration Association, as then in effect. If the parties are unable to mutually agree upon an arbitrator, then the arbitration proceedings shall be held before three arbitrators, one of which shall be designated by the Company, one of which shall be designated by the claimant and the third of which shall be designated mutually by the first two arbitrators in accordance with the arbitration rules referenced above. The arbitrator(s) sole authority shall be to interpret and apply the provisions of this Agreement; the arbitrator(s) shall not change, add to, or subtract from, any of the Agreement's provisions. The arbitrator(s) shall have the power to compel attendance of witnesses at the hearing. Any court having jurisdiction may enter a judgment based upon such arbitration. All decisions of the arbitrator(s) shall be final and binding on the claimant and the Company without appeal to any court. Upon execution of this Agreement, the Executive shall be deemed to have waived any right to commence litigation proceedings regarding this Agreement outside of arbitration without the express written consent of the Company.

         13. ERISA. This agreement is an unfunded compensation arrangement for a member of a select group of the Company's management and any exceptions under ERISA, as applicable to such an arrangement, shall be applicable to this Agreement.

         14. Reporting and Disclosure. The Company, from time to time, shall provide government agencies with such reports concerning this Agreement as may be required by law, and the Company shall provide the Executive with such disclosure concerning this Agreement as may be required by law or as the Company may deem appropriate.

         15. Governing Law. To the extent not preempted by the Federal laws of the United States, the provisions of this Agreement shall be construed in accordance with the laws of the State of Michigan.

         16. Amendment. This Agreement may be amended or canceled only by mutual agreement of the parties in writing and, so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

         17. Successor to the Company. Except as may be otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company.

         18. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         19. Prior Agreements. This Agreement supersedes and cancels any previous Employment Agreement between the Company and the Executive.

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              IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first above written.



                                   ------------------------------------
                                                  (name)


                                         (company name in all caps)



                                   By:
                                      ---------------------------------
                                                 (name)
                                          Chairman of the Board






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